The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2026

Pricing Supplement No. 2026—USNCH35037 to Product Supplement No. EA-02-12 dated February 25, 2026,

Underlying Supplement No. 13 dated February 25, 2026, Prospectus Supplement and Prospectus each dated February 25, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-293732 and 333-293732-02

Dated November ----, 2026

Citigroup Global Markets Holdings Inc. $---- Buffer Autocallable GEARS

Linked to the Russell 2000® Index Due On or About November 8, 2029

All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Investment Description

The Buffer Autocallable GEARS offered by this pricing supplement (the “securities”) are unsecured, unsubordinated debt obligations of Citigroup Global Markets Holdings Inc. (the “issuer”), guaranteed by Citigroup Inc. (the “guarantor”), linked to the performance of the Russell 2000® Index (the “underlying”). If the closing level of the underlying on the interim valuation date is greater than or equal to the autocall barrier, we will automatically call the securities and pay you a call price equal to the stated principal amount per security plus the call return specified below. If the securities are not automatically called, the amount you receive at maturity will depend on the underlying return. If the underlying return is positive, the issuer will repay the stated principal amount of the securities at maturity and pay a return equal to the underlying return multiplied by the upside gearing of 1.50. If the underlying return is zero or negative and the final underlying level is greater than or equal to the downside threshold, the issuer will repay the stated principal amount of the securities at maturity. However, if the underlying return is negative and the final underlying level is less than the downside threshold, the issuer will pay you less than the stated principal amount at maturity, resulting in a loss on the stated principal amount to investors that is equal to the percentage decline in the level of the underlying in excess of the 10.00% buffer.

Investing in the securities involves significant risks.  You will not receive coupon payments during the term of the securities.  You may lose up to 90.00% of the stated principal amount of the securities. You will not receive dividends or other distributions paid on any stocks included in the underlying.  If the securities have not been called, downside exposure to the underlying is buffered only if you hold the securities to maturity.  Any payment on the securities, including any repayment of the stated principal amount provided at maturity or earlier automatic call, is subject to the creditworthiness of the issuer and the guarantor. If the issuer and the guarantor were to default on their obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

Features	Key Dates[1]

❑	Automatic Call — We will automatically call the securities for a call price equal to the stated principal amount plus the call return if the closing level of the underlying on the interim valuation date is greater than or equal to the autocall barrier.
❑	Enhanced Growth Potential at Maturity — If the securities are not automatically called and the underlying return is positive, the issuer will repay the stated principal amount of the securities at maturity and pay a return equal to the underlying return multiplied by the upside gearing. The upside gearing feature will provide leveraged exposure to any positive performance of the underlying.
❑	Buffered Downside Exposure at Maturity — If the securities are not automatically called and the underlying return is zero or negative and the final underlying level is greater than or equal to the downside threshold, the issuer will repay the stated principal amount of the securities at maturity. However, if the underlying return is negative and the final underlying level is less than the downside threshold, the issuer will pay you less than the stated principal amount of the securities at maturity, resulting in a loss on the stated principal amount that is equal to the percentage decline in the level of the underlying in excess of the buffer. You may lose up to 90.00% of the stated principal amount. If the securities have not been called, downside exposure to the underlying is buffered only if you hold the securities to maturity. Any payment on the securities is subject to the creditworthiness of the issuer and the guarantor. If the issuer and the guarantor were to default on their obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

Strike date	November 5, 2026
Trade date	November 6, 2026
Settlement date	November 12, 2026
Interim valuation date[2]	November 15, 2027
Final valuation date[2]	November 6, 2029
Maturity date	November 8, 2029
[1]	Expected

[2]	See page PS-4 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT SECURITIES. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL AMOUNT OF YOUR INITIAL INVESTMENT IN THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE DOWNSIDE MARKET RISK OF THE UNDERLYING, SUBJECT TO THE BUFFER. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF CITIGROUP GLOBAL MARKETS HOLDINGS INC. THAT IS GUARANTEED BY CITIGROUP INC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND, ACCORDINGLY, MAY HAVE LIMITED OR NO LIQUIDITY.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “SUMMARY RISK FACTORS” BEGINNING ON PAGE PS-6 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS RELATING TO THE SECURITIES” BEGINNING ON PAGE EA-6 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES.  EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE VALUE OF, AND THE RETURN ON, YOUR SECURITIES.  YOU MAY LOSE UP TO 90.00% OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering Buffer Autocallable GEARS Linked to the Russell 2000® Index. Any payment on the securities will be determined by the performance of the underlying. The securities are our unsecured, unsubordinated debt obligations, guaranteed by Citigroup Inc., and are offered for a minimum investment of 100 securities at the issue price described below. The initial underlying level, autocall barrier and downside threshold were set on the strike date.

Underlying	Call Return	Upside Gearing	Initial Underlying Level	Autocall Barrier	Downside Threshold	Buffer	CUSIP / ISIN
Russell 2000® Index (Ticker: RTY)	11.15% of the stated principal amount	1.50	2,729.887	2,729.887, 100.00% of the initial underlying level	2,456.898, 90.00% of the initial underlying level	10.00%	17334F149 / US17334F1497

See “Additional Terms Specific to the Securities” in this pricing supplement.  The securities will have the terms specified in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Issue Price(1)	Underwriting Discount(2)	Proceeds to Issuer
Per security	$10.00	$0.25	$9.75
Total	$	$	$
(1)	Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the trade date will be at least $9.585 per security, which will be less than the issue price. The estimated value of the securities is based on proprietary pricing models of Citigroup Global Markets Inc. (“CGMI”) and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2)	The underwriting discount is $0.25 per security. CGMI, acting as principal, expects to purchase from Citigroup Global Markets Holdings Inc., and Citigroup Global Markets Holdings Inc. expects to sell to CGMI, the aggregate stated principal amount of the securities set forth above for $9.75 per security. UBS Financial Services Inc. (“UBS”), acting as agent for sales of the securities, expects to purchase from CGMI, and CGMI expects to sell to UBS, all of the securities for $9.75 per security. UBS will receive an underwriting discount of $0.25 per security for each security it sells in this offering. UBS proposes to offer the securities to the public at a price of $10.00 per security. For additional information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting discount, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Citigroup Global Markets Inc.	UBS Financial Services Inc.

Additional Terms Specific to the Securities

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, certain events may occur that could affect your payment at maturity and/or whether the securities are automatically called prior to maturity.  These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement.  The accompanying underlying supplement contains important disclosures regarding the underlying that are not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before you decide whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement. You may access the accompanying product supplement, underlying supplement, prospectus supplement and prospectus on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant dates on the SEC website):

♦	Product Supplement No. EA-02-12 dated February 25, 2026:

https://www.sec.gov/Archives/edgar/data/200245/000095010326002658/dp241929_424b2-ea0212.htm

♦	Underlying Supplement No. 13 dated February 25, 2026:

https://www.sec.gov/Archives/edgar/data/200245/000095010326002640/dp241935_424b2-us13.htm

♦	Prospectus Supplement and Prospectus each dated February 25, 2026:

https://www.sec.gov/Archives/edgar/data/200245/000119312526071985/d53413d424b2.htm

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase, the securities on or prior to the trade date.  The applicable agent will notify you in the event of any material changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of the securities. You may also choose to reject such changes, in which case the applicable agent may reject your offer to purchase the securities. References to “Citigroup Global Markets Holdings Inc.,” “we,” “our” and “us” refer to Citigroup Global Markets Holdings Inc. and not to any of its subsidiaries. References to “Citigroup Inc.” refer to Citigroup Inc. and not to any of its subsidiaries. In this pricing supplement, “securities” refers to the Buffer Autocallable GEARS Linked to the Russell 2000® Index that are offered hereby, unless the context otherwise requires.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  The description in this pricing supplement of the particular terms of the securities supplements, and, to the extent inconsistent with, replaces, the descriptions of the general terms and provisions of the debt securities set forth in the accompanying product supplement, prospectus supplement and prospectus.  You should carefully consider, among other things, the matters set forth in “Summary Risk Factors” in this pricing supplement and “Risk Factors Relating to the Securities” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

Investor Suitability

The suitability considerations identified below are not exhaustive.  Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review “Summary Risk Factors” beginning on page PS-6 of this pricing supplement, “The Russell 2000® Index” beginning on page PS-13 of this pricing supplement, “Risk Factors Relating to the Securities” beginning on page EA-6 of the accompanying product supplement and “Equity Index Descriptions—The Russell Indices” beginning on page US-41 of the accompanying underlying supplement.

The securities may be suitable for you if, among other considerations:

♦	You fully understand the risks inherent in an investment in the securities, including the risk of loss of up to 90.00% of the stated principal amount.

♦	You can tolerate a loss of a substantial portion of your initial investment and are willing to make an investment that has similar downside market risk as an investment in the underlying or in the stocks included in the underlying, subject to the buffer at maturity.

♦	You believe that the level of the underlying will increase over the term of the securities.

♦	You can tolerate fluctuations in the value of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying.

♦	You are willing to hold securities that will be called on the interim valuation date if the closing level of the underlying on such date is greater than or equal to the autocall barrier, and you are otherwise willing to hold such securities to maturity.

♦	You understand and accept that, if the securities are automatically called, you will not participate in any appreciation in the level of the underlying and your potential return is limited to the call return.

♦	You believe the closing level of the underlying will be greater than or equal to the autocall barrier on the interim valuation date or the initial underlying level on the final valuation date.

♦	You do not seek current income from your investment and are willing to forgo dividends or any other distributions paid on the stocks included in the underlying for the term of the securities.

♦	You understand and accept the risks associated with the underlying.

♦	You accept that there may be little or no secondary market for the securities and that any secondary market will depend in large part on the price, if any, at which CGMI is willing to purchase the securities.

♦	You are willing to assume the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. for all payments under the securities, and understand that if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations you might not receive any amounts due to you, including any repayment of the stated principal amount.

The securities may not be suitable for you if, among other considerations:

♦	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of up to 90.00% of the stated principal amount.

♦	You require an investment designed to guarantee a full return of the stated principal amount at maturity.

♦	You cannot tolerate the loss of a substantial portion of your initial investment, and you are not willing to make an investment that has similar downside market risk as an investment in the underlying or in the stocks included in the underlying, subject to the buffer at maturity.

♦	You believe that the level of the underlying will decline during the term of the securities and the final underlying level is likely to close below the downside threshold on the final valuation date.

♦	You cannot tolerate fluctuations in the value of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying.

♦	You do not understand or accept that, if the securities are automatically called, you will not participate in any appreciation in the level of the underlying and your potential return is limited to the call return.

♦	You do not believe the closing level of the underlying will be greater than or equal to the autocall barrier on the interim valuation date or the initial underlying level on the final valuation date.

♦	You seek current income from this investment or prefer to receive the dividends and any other distributions paid on the stocks included in the underlying for the term of the securities.

♦	You are unable or unwilling to hold securities that will be called on the interim valuation date if the closing level of the underlying on such date is greater than or equal to the autocall barrier, or you are otherwise unable or unwilling to hold such securities to maturity.

♦	You do not understand or accept the risks associated with the underlying.

♦	You seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. for all payments under the securities, including any repayment of the stated principal amount.

Indicative Terms
Issuer	Citigroup Global Markets Holdings Inc.
Guarantee	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Issue price	100% of the stated principal amount per security
Stated principal amount	$10.00 per security
Term	3 years, unless called earlier
Strike date	November 5, 2026
Trade date[1]	November 6, 2026
Settlement date[1]	November 12, 2026
Final valuation date[1,2]	November 6, 2029
Maturity date[1]	November 8, 2029
Underlying	Russell 2000® Index (Ticker: RTY)
Downside threshold	90.00% of the initial underlying level, as specified on the cover page of this pricing supplement
Buffer	10.00%
Upside gearing	1.50
Automatic call feature

The securities will be automatically called if the closing level of the underlying on the interim valuation date is greater than or equal to the autocall barrier.

If the securities are automatically called, we will pay you on the call settlement date a cash payment per $10.00 stated principal amount of each security equal to the call price.

After the securities are automatically called, no further payments will be made on the securities.

Interim valuation date[1,2]	November 15, 2027
Call settlement date[1]	November 17, 2027
Call price	The call price will be calculated based on the following formula: $10.00 + call return
Call return	11.15% of the stated principal amount (or $1.115 per security)
Payment at maturity (per $10.00 stated principal amount of securities)

If the securities are not automatically called and the underlying return is positive, Citigroup Global Markets Holdings Inc. will pay you a cash payment per $10.00 stated principal amount of securities that provides you with the stated principal amount of $10.00 plus a return equal to the underlying return multiplied by the upside gearing, calculated as follows:

$10.00 × [1 +  (underlying return × upside gearing)]

If the securities are not automatically called and the underlying return is zero or negative and the final underlying level is greater than or equal to the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment of $10.00 per $10.00 stated principal amount of securities.

If the securities are not automatically called and the underlying return is negative and the final underlying level is less than the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment at maturity that is less than the full stated principal amount of $10.00 per security, resulting in a loss on the stated principal amount that is equal to the percentage decline in the level of the underlying in excess of the buffer, calculated as follows:

$10.00 × [1 + (underlying return + buffer)]

In this scenario, you will lose some, and possibly up to 90.00%, of the stated principal amount of your securities.

Underlying return	final underlying level – initial underlying level initial underlying level
Initial underlying level	The closing level of the underlying on the strike date, as specified on the cover page of this pricing supplement
Autocall barrier	100.00% of the initial underlying level, as specified on the cover page of this pricing supplement
Final underlying level	The closing level of the underlying on the final valuation date

Investing in the securities involves significant risks.  You will not receive coupon payments during the term of the securities.  You may lose up to 90.00% of the stated principal amount of the securities. You will not receive dividends or other distributions paid on any stocks included in the underlying.  If the securities have not been called, downside exposure to the underlying is buffered only if you hold the securities to maturity.  Any payment on the securities, including any repayment of the stated principal amount provided at maturity or earlier automatic call, is subject to the creditworthiness of the issuer and the guarantor. If the issuer and the guarantor were to default on their obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

1 Expected. In the event that we make any changes to the expected trade date and settlement date, the interim valuation date, call settlement date, final valuation date and maturity date may be changed to ensure that the stated term of the securities remains the same.

2 Subject to postponement as described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Investment Timeline

Strike date:	The closing level of the underlying (initial underlying level) is observed and the autocall barrier and downside threshold are determined.

Interim valuation date:

The securities will be automatically called if the closing level of the underlying on the interim valuation date is greater than or equal to the autocall barrier.

If the securities are automatically called, we will pay you on the call settlement date the call price, equal to the stated principal amount plus the call return.

After the securities are automatically called, no further payments will be made on the securities.

Maturity date:

The final underlying level is determined on the final valuation date and the underlying return is calculated.

If the securities are not automatically called and the underlying return is positive, Citigroup Global Markets Holdings Inc. will pay you a cash payment per $10.00 stated principal amount of securities that provides you with the stated principal amount of $10.00 plus a return equal to the underlying return multiplied by the upside gearing, calculated as follows:

$10.00 × [1 + (underlying return × upside gearing)]

If the securities are not automatically

called and the underlying return is zero or negative and the final underlying level is greater than or equal to the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment of $10.00 per $10.00 stated principal amount of securities.

If the securities are not automatically called and the underlying return is negative and the final underlying level is less than the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment at maturity that is less than the full stated principal amount of $10.00 per security, resulting in a loss on the stated principal amount that is equal to the percentage decline in the level of the underlying in excess of the buffer, calculated as follows:

$10.00 × [1 + (underlying return + buffer)]

In this scenario, you will lose some, and possibly up to 90.00%, of the stated principal amount of your securities.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

♦	You may lose up to 90.00% of your investment — The securities differ from ordinary debt securities in that we will not necessarily repay the full stated principal amount of your securities at maturity. Instead, your return on the securities is linked to the performance of the underlying. If the securities are not automatically called on the interim valuation date and the final underlying level is less than the downside threshold, you will lose 1% of the stated principal amount of the securities for every 1% by which the decline from the initial underlying level to the final underlying level exceeds the 10.00% buffer. Accordingly, you may lose up to 90.00% of the stated principal amount of the securities.

♦	The initial underlying level, set on the strike date, may be higher than the closing level of the underlying on the trade date — If the closing level of the underlying on the trade date is less than the initial underlying level set on the strike date, the terms of the securities may be less favorable to you than the terms of an alternative investment that may be available to you that offers a similar payout as the securities but with the initial underlying level set on the trade date.

♦	The securities do not pay interest — Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity or earlier automatic call. You should not invest in the securities if you seek current income during the term of the securities.

♦	The appreciation potential of the securities is limited if the securities are automatically called — Your potential total return on the securities upon automatic call is limited to the call return, which will only be received if the securities are called. If the securities are called prior to maturity, you will not participate in any potential appreciation of the underlying. As a result, the return on an investment in the securities if the securities are automatically called may be significantly less than the return on a hypothetical direct investment in the underlying.

♦	If the securities have not been called, downside exposure to the underlying is buffered only if you hold the securities to maturity — If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss even if the level of the underlying has not declined by more than the buffer. You should be willing to hold your securities to maturity. The buffered downside exposure provided at maturity is subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. and is not, either directly or indirectly, an obligation of any third party.

♦	Investing in the securities is not equivalent to investing in the underlying or the stocks that constitute the underlying — You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the stocks that constitute the underlying. You should understand that the underlying is not a total return index, which means that it does not reflect dividends paid on the stocks included in the underlying. Therefore, the return on your securities will not reflect any reinvestment of dividends.

♦	The securities may be automatically called prior to maturity — If the closing level of the underlying on the interim valuation date is greater than or equal to the autocall barrier, your securities will be automatically called. Thus, the term of the securities may be limited to as short as approximately one year. If the securities are automatically called prior to maturity, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

♦	The performance of the securities will depend on the closing level of the underlying solely on the interim valuation date and the final valuation date — The performance of the securities (including whether the securities are automatically called and, if they are not called, the amount of your payment at maturity) will depend on the closing level of the underlying only on the interim valuation date and the final valuation date. Because the performance of the securities depends on the closing level of the underlying on a small number of dates, the performance of the securities will be particularly sensitive to volatility in the closing level of the underlying, particularly around the interim valuation date and the final valuation date. You should understand that the level of the underlying has historically been highly volatile. See “The Russell 2000® Index” in this pricing supplement.

♦	A higher call return or lower downside threshold may reflect greater expected volatility of the underlying, and greater expected volatility generally indicates an increased risk of loss at maturity — The terms of the securities, including the call return and downside threshold, are based, in part, on the expected volatility of the underlying at the time the terms of the securities are set. “Volatility” refers to the frequency and magnitude of changes in the level of the underlying. The greater the expected volatility of the underlying as of the trade date, the greater the expectation is as of that date that the final underlying level could be less than the downside threshold and, as a consequence, indicates an increased risk of loss. This greater expected volatility will generally be reflected in a higher call return than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, or a lower downside threshold than those terms on otherwise comparable securities. Therefore, a relatively higher call return may indicate an increased risk of loss. However, the underlying’s volatility can change significantly over the term of the securities, and a relatively lower downside threshold may not necessarily indicate that the securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying and the potential to lose up to 90.00% of your initial investment.

♦	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. — Any payment on the securities will be made by Citigroup Global Markets Holdings Inc. and is guaranteed by Citigroup Inc., and therefore is subject to the credit risk of both Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any payments that become due under the securities. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of our and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of our or Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of our or Citigroup Inc.’s credit risk is likely to adversely affect the value of the securities.

♦	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity — The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

♦	The estimated value of the securities on the trade date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price — The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the underwriting discount paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

♦	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models — CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying, dividend yields on the stocks that constitute the underlying and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

♦	The estimated value of the securities would be lower if it were calculated based on our secondary market rate — The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

♦	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market — Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

♦	The value of the securities prior to maturity will fluctuate based on many unpredictable factors — As described under “Valuation of the Securities” below, the payout on the securities could be replicated by a hypothetical package of financial instruments consisting of a fixed-income bond and one or more derivative instruments.  As a result, the factors that influence the values of fixed-income bonds and derivative instruments will also influence the terms of the securities at issuance and the value of the securities prior to maturity.  Accordingly, the value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying, dividend yields on the stocks that constitute the underlying, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.  The stated payout from the issuer, including the call return and the potential application of the upside gearing and the downside threshold and the buffer, only applies if you hold the securities to maturity or earlier automatic call, as applicable.

♦	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment — The amount of this temporary upward adjustment will decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

♦	The Russell 2000® Index is subject to risks associated with small capitalization stocks — The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than the stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

♦	Our offering of the securities is not a recommendation of the underlying — The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in the underlying or in instruments related to the underlying or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying. These and other activities of our affiliates may affect the level of the underlying in a way that has a negative impact on your interests as a holder of the securities.

♦	Our affiliates, or UBS or its affiliates, may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities — Any such research, opinions or recommendations could affect the level of the underlying and the value of the securities. Our affiliates, and UBS and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by our affiliates or by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. These and other activities of our affiliates or UBS or its affiliates may adversely affect the level of the underlying and may have a negative impact on your interests as a holder of the securities. Investors should make their own independent investigation of the merits of investing in the securities and the underlying to which the securities are linked.

♦	Trading and other transactions by our affiliates, or by UBS or its affiliates, in the equity and equity derivative markets may impair the value of the securities — We expect to hedge our exposure under the securities through CGMI or other of our affiliates, who will likely enter into equity and/or equity derivative transactions, such as over-the-counter options or exchange-traded instruments, relating to the underlying or the stocks included in the underlying and may adjust such positions during the term of the securities. It is possible that our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. Our affiliates and UBS and its affiliates may also engage in trading in instruments linked to the underlying on a regular basis as part of their respective general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may affect the level of the underlying and reduce the return on your investment in the securities. Our affiliates or UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the underlying. By introducing competing products into the marketplace in this manner, our affiliates or UBS or its affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the securities.

♦	Our affiliates, or UBS or its affiliates, may have economic interests that are adverse to yours as a result of their respective business activities — Our affiliates or UBS or its affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, our affiliates or UBS or its affiliates may acquire non-public information about those issuers, which they will not disclose to you. Moreover, if any of our affiliates or UBS or any of its affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

♦	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities — If certain events occur, such as market disruption events or the discontinuance of the underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect what you receive at maturity. Such judgments could include, among other things, any level required to be determined under the securities. In addition, if certain events occur, CGMI will be required to make certain discretionary judgments that could significantly affect your payment at maturity. Such judgments could include, among other things:

♦	determining whether a market disruption event has occurred;

♦	if a market disruption event occurs on the interim valuation date or the final valuation date, determining whether to postpone that valuation date;

♦	determining the level of the underlying if the level of the underlying is not otherwise available or a market disruption event has occurred; and

♦	selecting a successor underlying or performing an alternative calculation of the level of the underlying if the underlying is discontinued or materially modified (see “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index” in the accompanying product supplement).

In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

♦	Adjustments to the underlying may affect the value of your securities — The underlying publisher may add, delete or substitute the stocks that constitute the underlying or make other methodological changes that could affect the level of the underlying. The underlying publisher may discontinue or suspend calculation or publication of the underlying at any time without regard to your interests as holders of the securities.

♦	The U.S. federal tax consequences of an investment in the securities are unclear — There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples of Payment at Automatic Call

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The examples below illustrate the hypothetical payment upon automatic call for a $10.00 stated principal amount with the following assumptions*:

Stated principal amount:	$10.00
Term:	3 years (unless earlier called)
Hypothetical initial underlying level:	100.00
Hypothetical autocall barrier:	100.00 (which is 100% of the hypothetical initial underlying level)
Call return:	11.15%

*(i) The hypothetical initial underlying level does not represent the actual initial underlying level. The examples below are based on the above hypothetical values and do not reflect the actual initial underlying level or autocall barrier. For the actual initial underlying level and autocall barrier, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that any actual payments on the securities will be calculated based on the actual initial underlying level and autocall barrier, and not on the hypothetical values indicated above.

Example 1 — The securities are automatically called on the interim valuation date.

Closing level of the underlying on the interim valuation date:	110.00 (at or above autocall barrier)

Call price (per $10.00 stated principal amount):	$11.115

In this example, the closing level of the underlying is greater than the autocall barrier on the interim valuation date. The securities would be called on the interim valuation date and we would pay you on the call settlement date a total call price of $11.115 per $10.00 stated principal amount for a total return of 11.15% on the securities. You will not receive any further payments on the securities.

Example 2 — The securities are automatically called on the interim valuation date.

Closing level of the underlying on the interim valuation date:	150.00 (at or above autocall barrier)

Call price (per $10.00 stated principal amount):	$11.115

In this example, the closing level of the underlying is greater than the autocall barrier on the interim valuation date. The securities would be called on the interim valuation date and we would pay you on the call settlement date a total call price of $11.115 per $10.00 stated principal amount for a total return of 11.15% on the securities. In this example, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the underlying. You will not receive any further payments on the securities.

Hypothetical Examples of Payment at Maturity

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The diagram below illustrates your hypothetical payment at maturity for a range of hypothetical underlying returns. The examples below assume that the securities are not automatically called on the interim valuation date. If the securities are automatically called, you will receive the stated principal amount plus the call return on the call settlement date.

Investors in the securities will not receive any dividends that may be paid on the stocks that constitute the underlying. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlying or the stocks that constitute the underlying” above.

The following table and hypothetical examples below illustrate the payment at maturity per $10.00 stated principal amount of securities for a hypothetical range of performances for the underlying from -100.00% to +100.00% and assume an initial underlying level of 100.00, a downside threshold of 90.00 (90.00% of the initial underlying level) and no earlier automatic call.  For the actual initial underlying level and downside threshold, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that any actual payments on the securities will be calculated based on the actual values. The hypothetical payment at maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the securities.  The actual payment at maturity will be determined based on the final underlying level.  You should consider carefully whether the securities are suitable to your investment goals.  The numbers appearing in the table and in the examples below have been rounded for ease of analysis.

Final Underlying Level	Underlying Return	Payment at Maturity	Total Return on Securities at Maturity(1)
200.00	100.00%	$25.00	150.00%
190.00	90.00%	$23.50	135.00%
180.00	80.00%	$22.00	120.00%
170.00	70.00%	$20.50	105.00%
160.00	60.00%	$19.00	90.00%
150.00	50.00%	$17.50	75.00%
140.00	40.00%	$16.00	60.00%
130.00	30.00%	$14.50	45.00%
120.00	20.00%	$13.00	30.00%
110.00	10.00%	$11.50	15.00%
100.00	0.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
89.90	-10.01%	$9.99	-0.01%

80.00	-20.00%	$9.00	-10.00%
70.00	-30.00%	$8.00	-20.00%
60.00	-40.00%	$7.00	-30.00%
50.00	-50.00%	$6.00	-40.00%
40.00	-60.00%	$5.00	-50.00%
30.00	-70.00%	$4.00	-60.00%
20.00	-80.00%	$3.00	-70.00%
10.00	-90.00%	$2.00	-80.00%
0.00	-100.00%	$1.00	-90.00%

(1) The “Total Return on Securities at Maturity” is calculated as (a) the payment at maturity per security minus the $10.00 issue price per security divided by (b) the $10.00 issue price per security.

Example 1 — The final underlying level of 110.00 is greater than the initial underlying level of 100.00 (resulting in an underlying return of 10.00%). Because the underlying return is positive, Citigroup Global Markets Holdings Inc. would pay you a payment at maturity of $11.50 per $10.00 stated principal amount of securities (a total return at maturity of 15.00%*), calculated as follows:

$10.00 × [1 + (underlying return × upside gearing)]

$10.00 × [1 + (10.00% × 1.50)]

$10.00 × (1 + 15.00%) = $11.50

Example 2 — The final underlying level of 95.00 is less than the initial underlying level of 100.00 (resulting in an underlying return of –5.00%) but greater than the downside threshold of 90.00.  Because the underlying return is negative and the final underlying level is greater than the downside threshold, Citigroup Global Markets Holdings Inc. would pay you a payment at maturity of $10.00 per $10.00 stated principal amount (a total return at maturity of 0.00%*).

Example 3 — The final underlying level of 30.00 is less than the initial underlying level of 100.00 (resulting in an underlying return of –70.00%) and less than the downside threshold of 90.00.  Because the underlying return is negative and the final underlying level is less than the downside threshold, Citigroup Global Markets Holdings Inc. would pay you less than the full stated principal amount at maturity, resulting in a loss of 1% of the stated principal amount for every 1% by which the decline exceeds the buffer.  In this example, you would receive a payment at maturity of $4.00 per $10.00 stated principal amount (a total return at maturity of -60.00%*), calculated as follows:

$10.00 × [1 + (underlying return + buffer)]

$10.00 × [1 + (-70.00% + 10.00%)]

$10.00 × 40.00%

= $4.00

If the final underlying level is less than the downside threshold, you will lose some, and possibly up to 90.00%, of the stated principal amount of your securities. Any payment on the securities, including any repayment of the stated principal amount at maturity, is subject to the creditworthiness of the issuer and the guarantor, and if the issuer and the guarantor were to default on their obligations, you could lose your entire investment.

* The total return at maturity is calculated as (a) the payment at maturity per security minus the $10.00 issue price per security divided by (b) the $10.00 issue price per security.

The Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  All stocks included in the Russell 2000® Index are traded on a major U.S. exchange.  It is calculated and maintained by FTSE Russell, a subsidiary of London Stock Exchange Group.  The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by Citigroup Inc. and its affiliates.  For more information, see “Equity Index Descriptions—The Russell Indices—Disclaimers” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

The graph below illustrates the performance of the Russell 2000® Index from January 4, 2016 to November 5, 2026.  The closing level of the Russell 2000® Index on November 5, 2026 was 2,729.887. We obtained the closing levels of the Russell 2000® Index from Bloomberg, and we have not participated in the preparation of or verified such information. Currently, whereas the sponsor of the Russell 2000® Index publishes the official closing level of the Russell 2000® Index to six decimal places, Bloomberg reports the closing level to three decimal places. As a result, the closing level of the Russell 2000® Index reported by Bloomberg may be lower or higher than the official closing level of the Russell 2000® Index published by the sponsor of the Russell 2000® Index. The historical closing levels of the Russell 2000® Index should not be taken as an indication of future performance and no assurance can be given as to the final underlying level or any future closing level of the Russell 2000® Index. We cannot give you assurance that the performance of the Russell 2000® Index will result in a positive return on your initial investment and you could lose up to 90.00% of the stated principal amount at maturity.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.  Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2029 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).  However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the lead agent for the sale of the securities, will receive an underwriting discount of $0.25 for each security sold in this offering.  UBS, as agent for sales of the securities, expects to purchase from CGMI, and CGMI expects to sell to UBS, all of the securities sold in this offering for $9.75 per security.  UBS proposes to offer the securities to the public at a price of $10.00 per security.  UBS will receive an underwriting discount of $0.25 for each security it sells to the public.  The underwriting discount will be received by UBS and its financial advisors collectively.  If all of the securities are not sold at the initial offering price, CGMI may change the public offering price and other selling terms. For the avoidance of doubt, the underwriting discount will not be rebated if the securities are automatically called prior to maturity.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models.  CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).  CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate.  CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness.  These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the trade date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the trade date.

During a temporary adjustment period immediately following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities.  The amount of this temporary upward adjustment will decline to zero over the temporary adjustment period.  CGMI currently expects that the temporary adjustment period will be approximately nine months, but the actual length of the temporary adjustment period may be shortened due to various factors, such as the volume of secondary market purchases of the securities and other factors that cannot be predicted.  However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

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